  EXHIBIT 10.1

LOOP INDUSTRIES, INC.

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated as of [__________] (the “Effective Date”), and is between Loop Industries, Inc., a Nevada corporation (the “Company”), and [insert name of indemnitee] (“Indemnitee”).

RECITALS

A. Indemnitee’s service to the Company substantially benefits the Company.

B. Individuals are reluctant to serve as directors or officers of corporations or in certain other capacities unless they are provided with adequate assurance of protection through insurance or indemnification against the risks of claims and actions against them arising out of such service.

C. Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and any insurance as adequate under the present circumstances, and Indemnitee may not be willing to serve as a director or officer without additional protection.

D. In order to induce Indemnitee to continue to provide services to the Company, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee as permitted by applicable law.

E. This Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s certificate of incorporation and bylaws and applicable law, and any resolutions adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of Indemnitee thereunder.

The parties therefore agree as follows:

1. Definitions.

(a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that the foregoing shall not include any Person having such status prior to the consummation of the initial public offering of the Company’s securities unless after the initial public offering such Person is or becomes the Beneficial Owner, directly or indirectly, of additional securities of the Company representing in the aggregate an additional five percent (5%) or more of the combined voting power of the Company’s then outstanding securities;

(i) Change in Board Composition. During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Company’s board of directors, and any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(a)(i), 1(a)(iii) or 1(a)(iv)) whose election by the board of directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then-still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Company’s board of directors;

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(iii) Corporate Transactions. A merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 1(a), the following terms shall have the following meanings:

(1) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended; provided, however, that “Person” shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(2) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the stockholders of the Company approving a merger of the Company with another entity or (ii) the Company’s board of directors approving a sale of securities by the Company to such Person.

(b) “Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent, deemed fiduciary or fiduciary of the Company or any other Enterprise.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” means the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent, deemed fiduciary or fiduciary.

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(e) “Expenses” include all direct and indirect costs of any type or nature whatsoever, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses actually and reasonably, and of the types customarily, incurred by Indemnitee, or on his or her behalf, in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent, (ii) any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement and (iii) for purposes of Section 12(d), Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f) “Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither currently is, as of the time the request for indemnification is made nor in the previous five (5) years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then-prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g) “NRS” means the Nevada Revised Statutes.

(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, hearing or proceeding, preliminary, informal or formal, of any type whatsoever, or claim, demand, action issue or matter therein, whether brought in the right of the Company, a Subsidiary or otherwise, and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom, and including without limitation any such Proceeding pending as of the Effective Date, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that Indemnitee is or was a director or officer of the Company or of a Subsidiary, or (ii) the fact or assertion that he or she is or was serving at the request of the Company or of a Subsidiary as a director, trustee, general partner, managing member, officer, employee, agent, deemed fiduciary or fiduciary of the Company, a Subsidiary or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.

(i) “Subsidiary” means any entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company.

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(j) Reference to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan (excluding any “parachute payments” within the meanings of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended); references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company or of a Subsidiary which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, including as a deemed fiduciary thereto; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as a court of competent jurisdiction shall deem proper.

4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that Indemnitee is a party to or a participant in and is successful (on the merits or otherwise) in defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses in connection therewith. To the extent permitted by applicable law, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, in defense of one or more but fewer than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter. For purposes of this Section 4, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, or settlement, with or without court approval, shall be deemed to be a successful result as to such claim, issue or matter.

5. Indemnification for Expenses of a Witness. To the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the extent permitted by applicable law against all Expenses in connection therewith.

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6. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 2, 3 or 4, above, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement in connection with the Proceeding .

(b) For purposes of Section 6(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i) the fullest extent permitted by the provision of the NRS that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the NRS; and

(ii) the fullest extent authorized or permitted by any amendments to or replacements of the NRS adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

7. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity or provide any benefit to Indemnitee under this Agreement or otherwise, in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid, subject to any subrogation rights set forth in Section 15;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements) or in respect of claw-back provisions promulgated under the rules and regulations of the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act;

(d) initiated by Indemnitee including against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Company’s board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise authorized in Section 12(d), (iv) brought to discharge Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise, or (v) otherwise required by applicable law or the Company’s certificate of incorporation or bylaws; or

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(e) if prohibited by applicable law as determined in a final adjudication not subject to further appeal.

8. Advances of Expenses. The Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding prior to its final resolution, and such advancement shall be made as soon as reasonably practicable, but in any event no later than 30 days, after the receipt by the Company of a written statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Reimbursements hereunder shall be deemed advances, and advances shall be unsecured and interest free and made without regard to Indemnitee’s ability to repay such advances or subject to the satisfaction of any standard of conduct. Indemnitee hereby undertakes to repay any such advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. This Section 8 shall not apply to prevent reimbursement to the extent advancement is prohibited by law, as determined in a final adjudication not subject to further appeal, or with respect to Proceeding for which indemnity is not permitted under this Agreement, but shall apply to any Proceeding referenced in Section 7(b) or 7(c) prior to a determination that Indemnitee is not entitled to be indemnified by the Company. The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

9. Procedures for Notification and Defense of Claim.

(a) Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of notice thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights, except to the extent that such failure or delay materially prejudices the Company.

(b) If, at the time of the receipt of a written notice of a Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding to such insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all commercially-reasonable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c) In the event the Company may be obligated to make any indemnity in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of Indemnitee’s separate counsel to the extent (i) the employment of separate counsel by Indemnitee is authorized by the Company, (ii) counsel for the Company or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, such that Indemnitee needs to be separately represented, (iii) the fees and expenses are non-duplicative and reasonably incurred in connection with Indemnitee’s role in the Proceeding despite the Company’s assumption of the defense, (iv) the Company is not financially or legally able to perform its indemnification obligations, or (v) the Company shall not have retained, or shall not continue to retain, such counsel to defend such Proceeding. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s personal expense. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

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(d) Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate.

(e) The Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) without the Company’s prior written consent, which shall not be unreasonably withheld.

(f) The Company shall not settle any Proceeding (or any part thereof) with respect to Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

(g) The Company shall have the right to settle any Proceeding (or any part thereof) with respect to persons other than Indemnitee (including the Company) without the consent of Indemnitee; provided, however, that the Company shall not, on its own behalf, settle any part of any Proceeding to which Indemnitee is party with respect to other parties (including the Company) without the written consent of Indemnitee if any portion of such settlement is to be funded from insurance proceeds unless approved by (1) the written consent of Indemnitee or (2) a majority of the independent members of the Company’s board of directors; provided, further, that the right to constrain the Company’s use of corporate insurance as described in this section shall terminate at the time the Company concludes (per the terms of this Agreement) that (i) Indemnitee is not entitled to indemnification pursuant to this agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company.

(h) The Company shall promptly notify Indemnitee once the Company has received an offer or intends to make an offer to settle any such Proceeding (or any part thereof) and the Company shall provide Indemnitee as much time as reasonably practicable to consider such offer prior to responding to the offer or making the offer to settle any such Proceeding (or part thereof).

(i) If the Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, the Company will use commercially reasonable efforts to notify Indemnitee of such investigation and shall share with Indemnitee any information it has furnished to any third parties concerning the investigation, unless the Company in good faith makes a judgment that it would be inappropriate to do so under the circumstances, including without limitation with respect to the nature, integrity or progress of the investigation or as would be in violation of a governmental order or directive and, provided, however, that if Indemnitee was never a director of the Company, the rights described in this section 9(i) shall terminate when Indemnitee is no longer an employee of the Company.

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10. Procedures upon Application for Indemnification.

(a) To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Proceeding. The Company shall, as soon as reasonably practicable after receipt of such a request for indemnification, advise the board of directors that Indemnitee has requested indemnification. Any delay in providing the request will not relieve the Company from its obligations under this Agreement, except to the extent such failure is prejudicial.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors, (C) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Company’s board of directors, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, to the extent permitted by applicable law.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b), the Independent Counsel shall be selected as provided in this Section 10(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Company’s board of directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Company’s board of directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel,” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and (ii) the final disposition of the Proceeding, the parties have not agreed upon an Independent Counsel, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(b), above. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a), below, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then-prevailing).

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(d) The Company agrees to pay the reasonable fees and expenses of any Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(e) Notwithstanding a final determination by any reviewing party identified in Section 10(b) above that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to a court of competent jurisdiction, for the purpose of enforcing Indemnitee’s right to indemnification pursuant to the provisions of this Agreement, the Company’s certificate of incorporation or bylaws or the NRS.

11. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption in connection with the making by such person, persons or entity of any determination contrary to that presumption.

(b) The termination of any Proceeding, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement or as required by applicable law) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith or not to have acted in bad faith to the extent Indemnitee relied in good faith on (i) the records or books of account of the Enterprise, including financial statements, (ii) information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, (iii) the advice of legal counsel for the Enterprise or its board of directors, or counsel selected by any committee of the board of directors, or (iv) information or records given or reports made to the Enterprise by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by the Enterprise or its board of directors or any committee of the board of directors (including consultants or advisors formally engaged by the board or committee). The provisions of this Section 11(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) Neither the knowledge, actions nor failure to act of the Enterprise or any other director, officer, agent or employee of the Enterprise shall be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

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12. Remedies of Indemnitee.

(a) Subject to Section 12(e), in the event that (i) a determination is made pursuant to Section 10, above, that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8, above, or 12(d), below, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10, above, within 90 days after the later of the receipt by the Company of the request for indemnification or the final disposition of the Proceeding, (iv) payment of indemnification pursuant to this Agreement is not made (A) within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or (B) with respect to indemnification pursuant to Sections 4 or 5, above, and 12(d), below, within 30 days after receipt by the Company of a written request therefor, or (v) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration with respect to his or her entitlement to such indemnification or advancement of Expenses, to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 4, above. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration in accordance with this Agreement.

(b) Neither (i) the failure of the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders that Indemnitee has not met the applicable standard of conduct, may be asserted or offered into evidence as a defense to the action or to create a presumption that Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) To the fullest extent not prohibited by applicable law, the Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If a determination shall have been made pursuant to Section 10, above, that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

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(d) To the extent not prohibited by applicable law, the Company shall indemnify Indemnitee against all Expenses that are incurred by Indemnitee in connection with any action for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company to the extent Indemnitee is successful in such action, and, if requested by Indemnitee, the Company shall (as soon as reasonably practicable, but in any event no later than 60 days, after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, subject to the provisions of Section 8, above.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.

13. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and (ii) the relative fault of Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions.

14. Non-exclusivity; No Limitation on Indemnity Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of, or in any manner limit, any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s certificate of incorporation or bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. To the extent that a change in Nevada law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s certificate of incorporation and bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

15. Primary Responsibility. [The Company acknowledges that Indemnitee has certain rights to indemnification and advancement of expenses provided by [insert name of fund] ______________________________ and certain affiliates thereof][The Company acknowledges that Indemnitee may have certain rights to indemnification and advancement of expenses provided by a third party] (the “Secondary Indemnitor”). The Company agrees that, as between the Company and the Secondary Indemnitor, the Company is primarily responsible for amounts required to be indemnified or advanced under the Company’s certificate of incorporation or bylaws or this Agreement and any obligation of the Secondary Indemnitor to provide indemnification or advancement for the same amounts is secondary to those Company obligations. To the extent not in contravention of any insurance policy or policies providing liability or other insurance for the Company or any director, trustee, general partner, managing member, officer, employee, agent, deemed fiduciary or fiduciary of the Company or any other Enterprise, the Company waives any right of contribution or subrogation against the Secondary Indemnitor with respect to the liabilities for which the Company is primarily responsible under this Section 15. In the event of any payment by the Secondary Indemnitor of amounts otherwise required to be indemnified or advanced by the Company under the Company’s certificate of incorporation or bylaws or this Agreement, the Secondary Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee for indemnification or advancement of expenses under the Company’s certificate of incorporation or bylaws or this Agreement or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid. The Secondary Indemnitor is an express third-party beneficiary of the terms of this Section 15.

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16. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise, subject to any subrogation rights set forth in Section 15. Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

17. Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, trustees, general partners, managing members, officers, employees, agents or fiduciaries of the Company or any other Enterprise, Indemnitee shall be covered by such policy or policies to the same extent as the most favorably insured persons under such policy or policies in a comparable position. In the event of a Change in Control, or the Company becoming insolvent (including being placed into receivership or entering the federal bankruptcy process and the like), the Company shall maintain in force any and all insurance policies then maintained by the Company in respect of Indemnitee (including directors’ and officers’ liability, fiduciary, employment practices or otherwise), for a period of six years thereafter (“Tail Policy”). The Tail Policy shall be placed by the broker of the Company’s choice with incumbent insurance carriers using the policies that were in place at the time of the Change in Control (unless the incumbent carriers do not offer such policies, in which case the Tail Policy shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).

18. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

19. Services to the Company. Indemnitee agrees to serve as a director or officer of the Company or, at the request of the Company, as a director, trustee, general partner, managing member, officer, employee, agent, deemed fiduciary or fiduciary of another Enterprise, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is removed from such position. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its Subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that any employment with the Company (or any of its subsidiaries or any Enterprise) is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, with or without notice, except as may be otherwise expressly provided in any executed, written employment contract between Indemnitee and the Company (or any of its Subsidiaries or any Enterprise), any existing formal severance policies adopted by the Company’s board of directors or, with respect to service as a director or officer of the Company, the Company’s certificate of incorporation or bylaws or the NRS. No such document shall be subject to any oral modification thereof.

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20. Duration. This Agreement shall commence as of the Effective Date and continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or a Subsidiary, or as a director, trustee, general partner, managing member, officer, employee, agent, deemed fiduciary or fiduciary of any other Enterprise, as applicable, or (b) one (1) year after the final termination of any Proceeding, including any appeal, then-pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12, above, relating thereto. For the avoidance of doubt, this Agreement shall provide for rights of indemnification and advancement of Expenses as set forth herein regardless of whether such events or occurrences occurred before or after the Effective Date.

21. Successors. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

22. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

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23. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.

24. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, including any other indemnification agreement between the parties hereto; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s obligations to Indemnitee, as provided by its certificate of incorporation and bylaws, and by applicable law.

25. Modification and Waiver. No supplement, modification or amendment to this Agreement shall be binding unless and only to the extent executed in writing by the parties hereto. No amendment, alteration or repeal of this Agreement shall adversely affect any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

26. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to Indemnitee, to Indemnitee’s address, facsimile number or electronic mail address as shown on the signature page of this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof; or

(b) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 480 Fernand Poitras Terrebonne, QC, Canada, J6Y 1Y4, or at such other current address as the Company shall have furnished to Indemnitee, with copies (which shall not constitute notice) to Megan Baier, Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, New York, New York 10019.

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Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

27. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules.

28. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

29. Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

(signature page follows)

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The parties are signing this Indemnification Agreement as of the date stated in the introductory sentence.

LOOP INDUSTRIES, INC.

(Signature)

(Print name)

(Title)

[INSERT INDEMNITEE NAME]

(Signature)

(Print name)

(Street address)

(City, State and ZIP)

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